VIA HAND DELIVERY
AND CERTIFIED MAIL

August 8, 2019

Sharon A. Virag
XXXXXX
XXXXXX

Re:  Acceptance and Notice of Resignation as Chief Financial Officer

Dear Sharon:

Pursuant to paragraphs 4(c) and 16 of your March 14, 2018 Employment Agreement, this letter serves as written confirmation of your notice to NeoGenomics, Inc. (the "Company") to resign as Chief Financial Officer ("CFO") of the Company effective immediately (the "Resignation Date"). This letter further serves to confirm the Company's acceptance of your resignation as CFO and agreement to waive the sixty (60) day notice period, as required under paragraph 4(c) of your Employment Agreement.

Notwithstanding your Employment Agreement terminates on the Resignation Date, your March 14, 2018 Confidentiality, Non-Solicitation and Non-Compete Agreement shall survive termination of your Employment Agreement, and your obligation to fully comply with the terms and conditions contained therein shall remain in full force and effect through the Resignation Date and for a period of two years thereafter.

If the foregoing correctly reflects our mutual understanding of the matters set forth herein, please so indicate by signing below.

Sincerely,

/s/ Douglas M. VanOort

Douglas M. VanOort
Chairman and Chief Executive Officer
NeoGenomics, Inc.

On Behalf of the Board of Directors

Cc:  Jennifer Balliet, Vice President and Cheif Culture Officer, NeoGenomics, Inc.

AGREED TO AND ACCEPTED

/s/ Sharon A. Virag
Sharon A. Virag